EXHIBIT 10.5

CERIDIAN CORPORATION
2004 LONG-TERM STOCK INCENTIVE PLAN

Restricted Stock Award Agreement
(Non-employee Director:  Retainer Restricted Share Award)

THIS AGREEMENT between you, [NAME], and Ceridian Corporation, a Delaware corporation (the “Company”), is effective as of [GRANT DATE] (the “Date of Grant”) and evidences the grant of a Restricted Stock award pursuant to the Ceridian Corporation 2004 Long-Term Stock Incentive Plan (the “Plan”). Any capitalized term used in this Agreement which is defined in the Plan shall have the same meaning as set forth in the Plan, unless otherwise defined herein.

1.                                       Award. Effective as of the Date of Grant, the Company has granted to you [NUMBER OF SHARES] shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), subject to the terms and conditions set forth in this Agreement and the Plan (the “Awarded Shares”).

2.                                       Restrictions on Transferability. Awarded Shares may not be sold, transferred, assigned, pledged or otherwise used as collateral by you unless and until, and then only to the extent that, (a) the Awarded Shares shall have vested pursuant to Section 4 or 6 hereof and (b) your services as a member of the Board of Directors of the Company have terminated.

3.                                       Book-Entry Registration. Ownership of Awarded Shares which are subject to restrictions on transferability shall not be evidenced by a stock certificate, but rather shall be evidenced by an entry in a certificateless book-entry stock account maintained by the Company’s transfer agent for its Common Stock (the “Transfer Agent”) or another custodian designated by the Company. You will receive written notification from the Company of when all or a portion of your Awarded Shares are no longer subject to restrictions on transferability pursuant to Section 2 hereof, and you will receive instructions on how you may transfer or obtain a stock certificate for your unrestricted shares. To facilitate the transfer to the Company of any Awarded Shares that you might subsequently forfeit in accordance with the terms of this Agreement, you agree to sign and promptly return to the Company with a signed copy of this Agreement such stock power(s) as the Company may request.

4.                                       Vesting of Awarded Shares. Subject to Sections 5 and 6 of this Agreement, the Awarded Shares will vest pro rata over the calendar year in which the Date of Grant for the Awarded Shares occurred (“Issuance Year”),

5.                                       Termination of Service. If your service as a member of the Board of Directors of the Company terminates prior to December 31 of the Issuance Year for any reason prior to a Change of Control (as defined in Section 6 of this Agreement), a portion of the Awarded Shares shall immediately be forfeited to the Company. The portion of the Awarded Shares subject to forfeiture shall be determined by multiplying the number of Awarded Shares by a fraction, the numerator of which is the number of days remaining in the Issuance Year after the date of termination of service and the denominator of which is 365, rounded down to the nearest whole share.

6.                                       Impact of a Change of Control. If a Change of Control occurs, all unvested Awarded Shares will immediately and fully vest, but shall remain subject to the restrictions on transferability set forth in Section 2 of this Agreement until your service as a member of the Board of Directors of the Company has terminated. For purposes of this Agreement, a “Change of Control” shall mean the first of the following events to occur:

(a)                                  there is consummated a merger or consolidation to which the Company or any direct or indirect subsidiary of the Company is a party if the merger or consolidation would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) less than 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or

(b)                                 the direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) in the aggregate of securities of the Company representing 20% or more of the total combined voting power of the Company’s then issued and outstanding securities is acquired by any person or entity or group of associated persons or entities acting in concert; provided, however, that for purposes hereof, the following acquisitions shall not constitute a Change of Control: (1) any acquisition by the Company or any of its subsidiaries, (2) any acquisition directly from the Company or any of its subsidiaries, (3) any acquisition by any employee benefit plan (or related trust or fiduciary) sponsored or maintained by the Company or any corporation controlled by the Company, (4) any acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities, (5) any acquisition by a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, (6) any acquisition in connection with which, pursuant to Rule 13d-1 promulgated pursuant to the Exchange Act, the individual, entity or group is permitted to, and actually does, report its beneficial ownership on Schedule 13G (or any successor Schedule); provided that, if any such individual, entity or group subsequently becomes required to or does report its beneficial ownership on Schedule 13D (or any successor Schedule), then, for purposes of this paragraph, such individual, entity or group shall be deemed to have first acquired, on the first date on which such individual, entity or group becomes required to or does so report, beneficial ownership of all of the voting securities of the Company beneficially owned by it on such date, and (7) any acquisition in connection with a merger or consolidation which, pursuant to paragraph (a) above, does not constitute a Change of Control; or

(c)                                  there is consummated a transaction contemplated by an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale; or

(d)                                 the stockholders of the Company approve any plan or proposal for the liquidation of the Company; or

(e)                                  a change in the composition of the Board such that the “Continuity Directors” cease for any reason to constitute at least a majority of the Board. For purposes of this clause, “Continuity Directors” means those members of the Board who either (i) were directors on January 1, 2006, or (ii) were elected by, or on the nomination or recommendation of, at least a two-thirds (2/3) majority of the then-existing Board (other than a director whose initial assumption of office was in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company); or

(f)                                    such other event or transaction as the Board shall determine constitutes a Change of Control.

7.                                       Rights with Respect to the Awarded Shares. With respect to the Awarded Shares, you shall be entitled to exercise the rights of a shareholder of Common Stock of the Company, including the right to vote the Awarded Shares and the right to receive dividends thereon as provided in Section 8 of this Agreement, unless and until the Awarded Shares are forfeited pursuant to Section 5 hereof. Your rights with respect to the Awarded Shares shall remain forfeitable at all times prior to the date or dates on which the Awarded Shares vest in accordance with Sections 4 or 6 hereof.

8.                                       Dividends and Distributions. If there is any change in the number or character of the Common Stock of the Company (through any stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation split-up, spin-off, combination, repurchase or exchange of shares or otherwise), you shall then receive upon such vesting the number and type of securities or other consideration which you would have received if such Awarded Shares had vested prior to the event changing the number or character of the outstanding Common Stock. Any additional shares of Common Stock, any other securities of the Company and any other property (including cash dividends or other cash distributions) distributed with respect to the Awarded Shares prior to the date the Awarded Shares vest and become free of restrictions on transferability shall be subject to the same restrictions, terms and conditions as the Awarded Shares to which they relate, shall be promptly deposited with the Transfer Agent or another custodian designated by the Company and shall be distributed to you at the same time the Awarded Shares become free of restrictions on transferability.

9.                                       Subject to Plan. The Award and the Awarded Shares granted and issued pursuant to this Agreement have been granted and issued under, and are subject to the terms of, the Plan. The terms of the Plan are incorporated by reference in this Agreement in their entirety, and by execution of this

Agreement, you acknowledge having received a copy of the Plan. The provisions of this Agreement will be interpreted as to be consistent with the Plan, and any ambiguities in this Agreement will be interpreted by reference to the Plan. In the event that any provision of this Agreement is inconsistent with the terms of the Plan, the terms of the Plan will prevail.

10.                                 Governing Law. The validity, construction, interpretation, administration and effect of this Agreement will be governed by and construed exclusively in accordance with the laws of the State of Delaware, without regard to its conflicts of law principles.

11.                                 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the successors and permitted assigns of you and the Company.

[The Remainder of the Page Left Intentionally Blank]

In Witness Whereof, you and Ceridian Corporation have executed this Agreement as of the Date of Grant.

CERIDIAN CORPORATION

By:
Name:	[NAME]
Its:
Participant’s Mailing Address

Version: 3/8/2006